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                                                                   EXHIBIT 10.22


                                   CHANCELLOR
                                  BROADCASTING
                                    COMPANY


                                STOCK AWARD PLAN
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                CHANCELLOR BROADCASTING COMPANY STOCK AWARD PLAN



       1.     PURPOSE

              The Chancellor Broadcasting Company Stock Award Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate eligible persons whose present and potential contribution are important to the success of Chancellor Broadcasting Company (the "Company"). These eligible persons will be offered an opportunity to participate in the Company's future performance by providing them opportunities to acquire shares of the Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock") through awards of stock options, restricted stock and stock bonuses ("Stock Awards"). In addition, the Plan is intended to assist in aligning the interests of the Company's officers and key employees to those of its stockholders.

       2.     TERM

              The Plan shall be effective as of the date it is approved by the Company's stockholders (the "Effective Date"). The Plan shall terminate on the tenth anniversary of the Effective Date, unless terminated by the Board of Directors of the Company (the "Board") pursuant to Section 18 below prior to such date.

       3.     ADMINISTRATION

              (a) The Plan shall be administered by the Company's Compensation Committee (the "Committee") appointed by the Board from among its members, which shall be comprised of not less than two nonemployee members of the Board ("Nonemployee Directors") each of whom qualifies as (i) a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder; provided, however, that prior to the effectiveness under the Exchange Act of a registration statement filed by the Company with the Securities and Exchange Commission, the Committee may be comprised of any two members of the Board or may be the entire Board. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Stock Awards granted hereunder as it deems





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necessary or advisable.  All determinations and interpretations made by the
Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

              (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefitted from the Plan, as determined by the Committee.

       4.     PARTICIPANTS

              Participants shall consist of such officers and key employees of the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Stock Awards under the Plan.
Nonemployee Directors shall also participate in the Plan, but only to the extent provided in Section 9 below. Designation of a participant in any year shall not require the Committee to designate such person to receive a Stock Award in any other year or, once designated, to receive the same type or amount of Stock Award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Stock Awards.





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       5.     TYPE OF STOCK AWARDS

              Stock Awards under the Plan may be granted in any one or a combination of (i) Stock Options, (ii) Restricted Stock and (iii) Stock Bonuses. Stock Awards shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

       6.     COMMON STOCK AVAILABLE UNDER THE PLAN

              The aggregate number of shares of Class A Common Stock that may be subject to Stock Awards granted under this Plan shall be 916,456 shares of Class A Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 11 below. The maximum number of shares of Class A Common Stock with respect to which Stock Awards may be granted to any individual participant under the Plan shall be (i) 500,000 shares in any fiscal year and (ii) an aggregate of 500,000 shares over the life of the Plan. Any shares of Class A Common Stock subject to a Stock Option which for any reason is cancelled or terminated without having been exercised, any shares subject to other Stock Awards which are forfeited, or any shares delivered to the Company as part of full payment for the exercise of a Stock Option shall again be available for Stock Awards under the Plan, to the extent permitted by Rule 16b-3 under the Exchange Act regarding the availability of such shares.

       7.     STOCK OPTIONS

              (a) In General. Stock Options shall consist of awards from the Company that shall enable the holder to purchase a specific number of shares of Class A Common Stock, at set terms and at a fixed purchase price. Stock Options may be (i) "incentive stock options" ("Incentive Stock Options"), as such term is used in Section 422 of the Code, or (ii) stock options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee shall have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the below limitations.

              (b) Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine on the date of grant; provided, however, that the per-share exercise price shall not be less than 100 percent of Fair Market Value, meaning the closing price of the Class A Common Stock on the date of grant (or on





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the last preceding trading date if Class A Common Stock was not traded on such date) if the Class A Common Stock is readily tradeable on a national securities exchange or other market system. If the Class A Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Class A Common Stock.

              (c) Vesting. The Committee shall, in its sole discretion, determine a vesting schedule upon which each Stock Option shall become exercisable and remain exercisable; provided, however, that if the Committee does not determine such vesting schedule, such Stock Option shall become exercisable as follows: 20 percent on the first anniversary of the date of grant and the remaining 80 percent shall vest pro rata on a monthly basis over the four-year period following the first anniversary of the date of grant.

              (d) Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Class A Common Stock of the Company then owned by the participant, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Class A Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. The Committee may, at the time of grant, provide for the grant of a subsequent Restoration Stock Option if the exercise price is paid for by delivering previously owned shares of Class A Common Stock of the Company. Restoration Stock Options (i) may be granted in respect of no more than the number of shares of Class A Common Stock tendered in exercising the predecessor Stock Option, (ii) shall have an exercise price equal to 100 percent of Fair Market Value on the date the Restoration Stock Option is granted, and (iii) may have an exercise period that does not extend beyond the remaining term of the predecessor Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.





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              (e)    Term of Stock Option.  Stock Options granted under the
Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Options may be extended by the Committee in its sole discretion beyond such period but no later than one year after the participant's death.

              (f) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) on the date of grant. The aggregate market value (determined as of the time the option is granted) of the Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the option price is fixed at not less than 110 percent of Fair Market Value of the Class A Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

              (g) Post-Employment Exercises. Following a participant's termination of employment other than a termination of employment due to death, Stock Options granted hereunder shall be exercisable only for the three-month period following the date of termination of employment; provided, however, that in the event a participant's employment is terminated for cause, all Stock Options held by such participant shall immediately be cancelled as of the date of termination of employment for cause. The Committee may, in its sole discretion, extend the post-employment exercise period beyond the three-month period, so long as the post-employment exercise period ends prior to the original option expiration date. In addition, the Committee may, at the time of grant and in its sole discretion, subject the exercise of any Stock Option after termination of employment to the satisfaction of the conditions precedent that the participant neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company.





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       8.     OTHER STOCK AWARDS

              The Committee may, in its sole discretion, grant Stock Awards in the form of Restricted Stock or Stock Bonuses (which may include mandatory payment of bonus incentive compensation in stock) consisting of Class A Common Stock issued or transferred to participants with or without other payments therefor as additional compensation for services to the Company. Such Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time. Such performance goals shall be based on any one or combination of the following financial measures: revenues, income, cash flow, earnings per share, return on assets, and return on equity. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Class A Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Committee shall determine whether the participant shall have, with respect to the shares of Class A Common Stock subject to a Stock Award, all of the rights of a holder of shares of Class A Common Stock of the Company, including the right to receive dividends and to vote the shares.

       9.     NONEMPLOYEE DIRECTOR FORMULA AWARDS

              (a) After the Effective Date, a Nonemployee Director who (i) was not a Nonemployee Director as of the Effective Date and (ii) does not represent an investor who owns more than 10 percent of the Class A Common Stock automatically shall be granted an option to purchase 5,000 shares of Class A Common Stock on the date he or she first becomes a member of the Board (an "Initial Nonemployee Director Stock Option").

              (b) Each Initial Nonemployee Director Stock Option shall (i) be fully exercisable on the date of grant, (ii) be granted with an exercise price equal to 100 percent of Fair Market Value and (iii) expire on the tenth anniversary of the date of grant.

              (c) If a Nonemployee Director ceases to be a director of the Company for any reason other than due to death or disability, each Initial Nonemployee Director Stock Option shall remain exercisable only for the three-month period following the date the Nonemployee Director ceases to be a director of the Company.





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              (d)    The agreements accompanying the formula awards made under
this Section 9 may contain additional restrictions or limitations not inconsistent with the provisions of the Plan.

       10.    FOREIGN OPTIONS AND RIGHTS

              The Committee may grant Stock Awards to individual participants who are subject to the tax laws of nations other than the United States, which Stock Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Stock Awards by the appropriate foreign governmental entity; provided, however, that no such Stock Awards may be granted pursuant to this Section 10 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

       11.    ADJUSTMENT PROVISIONS; CHANGE IN CONTROL

              (a) If there shall be any change in the Class A Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Award to reflect such change or distribution. In the case of Restricted Stock or Stock Bonuses, the number of shares of Class A Common Stock shall be appropriately adjusted, and in the case of Stock Options, both the number of underlying shares and the exercise price shall be appropriately adjusted. Such adjustments shall be made successively each time any such change or distribution occurs. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee shall have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Stock Awards, the exercise price applicable to outstanding Stock Options, and the Fair Market Value of the Class A Common Stock and other value determinations applicable to outstanding Stock Awards. Appropriate adjustments may also be made by the Committee in the terms of any Stock Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Stock Awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Stock Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or





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in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

              (b) Notwithstanding anything herein to the contrary, if there is a Change in Control of the Company, all then outstanding Restricted Stock shall immediately become transferable and all outstanding Stock Options shall become immediately exercisable. For purposes of this Section 11(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

                     (1) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A (Rule 14a-
                            101) promulgated under the Exchange Act; or

                     (2) During any period of two consecutive years, the individuals who at the beginning of such period constitute the Board or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

                     (3) The Company's Class A Common Stock shall cease to be publicly traded; or

                     (4) The Board shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

                     (5) The Board shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 11(b)(2) or 11(b)(3) above, and such transaction shall have been consummated.

Notwithstanding the foregoing, (i) any spin-off of a division or subsidiary of the Company to its stockholders or (ii) any event listed in this Section 11(b)(1) through Section 11(b)(5) that the Board determines is not to be regarded as a Change in Control of the Company, shall not





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constitute a Change in Control of the Company.  For purposes of this Section
11(b), "Continuing Directors" shall mean (x) the directors of the Company in office on the Effective Date and (y) any successor to any such director and any additional director who after the Effective Date was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.

              (c) The Committee may, in its sole discretion, determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Class A Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Class A Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option granted within six months before the occurrence of a Change in Control if the holder of such Stock Option is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

       12.    NONTRANSFERABILITY

              Each Stock Award granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a Participant, each Stock Option theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right on the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option shall pass by will or the laws of descent and distribution.

       13.    OTHER PROVISIONS

              The award of any Stock Award under the Plan may also be subject to such other provisions (whether or not applicable to the Stock Award awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Class A Common Stock under Stock Options, to assist the participant in financing the acquisition of Class A Common Stock, for the forfeiture of, or restrictions





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on resale or other disposition of, Class A Common Stock acquired under any form of Stock Award, for the acceleration of exercisability or vesting of Stock Awards in the event of a Change in Control of the Company, for the payment of the value of Stock Awards to participants in the event of a Change in Control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

       14.    WITHHOLDING

              All payments or distributions of Stock Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Class A Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipients an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Class A Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Stock Award consisting of shares of Class A Common Stock by electing to have the Company withhold shares of Class A Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

       15.    TENURE

              A participant's right, if any, to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

       16.    UNFUNDED PLAN

              Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that





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any person acquires a right to receive payments from the Company under the
Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

       17.    NO FRACTIONAL SHARES

              No fractional shares of Class A Common Stock shall be issued or delivered pursuant to the Plan or any Stock Award. The Committee shall determine whether cash, or Stock Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

       18.    AMENDMENT AND TERMINATION

              The terms and conditions applicable to any Stock Award granted after the Effective Date may be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, Stock Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Stock Awards previously granted such participant under this Plan, or any other present or future plan of the Company. The Board may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 18 shall reduce the amount of any existing Stock Award or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) materially increase the total number of shares which may be issued under the Plan; (ii) materially increase the amount or type of Stock Awards that may be granted under the Plan; or (iii) materially modify the requirements as to eligibility for Stock Awards under the Plan; provided, however, that no amendment may be made without approval of the stockholders of the Company if the amendment shall disqualify any Incentive Stock Options granted hereunder. In addition, the provisions of Section 9 above, regarding Nonemployee Director formula awards, shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder.





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       19.    GOVERNING LAW

              This Plan, Stock Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws.

       20.    COMPLIANCE WITH RULE 16B-3

              With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successors) promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.





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